Exhibit 10.12

CONSULTING SERVICES AGREEMENT

THIS CONSULTING SERVICES AGREEMENT (the “Agreement”) is entered into as of August 15, 2016 (the “Effective Date”), by and among CapStar Financial Holdings, Inc., a Tennessee corporation (the “Company”), and Dale W. Polley, an individual residing in the state of Tennessee (“Consultant”). The Company and Consultant are referred to herein collectively as the “Parties” and each as a “Party”.

WHEREAS, Consultant possesses certain qualifications, capabilities and experience that enable Consultant to provide the Services (as defined below); and

WHEREAS, the Company desires to engage Consultant to provide the Services.

NOW THEREFORE, in consideration of the covenants and agreements set forth herein, it is mutually agreed by and between the Parties as follows:

1. Description of Services; Consideration. Consultant agrees to provide the following services to the Company as requested by the Chairman of the Board of Directors of the Company from time to time: advisory and consulting services related to financial reporting, financial statement presentation and investor relations, along with other services to be agreed upon by the Parties (the “Services”). As consideration for the Services, the Company shall pay to Consultant two thousand five hundred dollars ($2,500) per calendar month.

2. Independent Consultant. The Parties hereby agree that the Consultant is an independent contractor and not an employee, agent, joint venture or partner of the Company, and neither Consultant nor the Company may bind the other. The rights and obligations of the Parties hereto shall be limited to those expressly set forth herein. Nothing in this Agreement shall be interpreted or construed as creating or establishing a relationship of employer and employee between the Company and Consultant. Further, the Parties hereby agree that Consultant shall not be an employee of the Company for state or federal tax purposes including, without limitation, Social Security, federal and state income tax, or unemployment and worker’s compensation taxes and obligations.

3. Term; Termination. This Agreement shall remain in effect until terminated by either Party upon at least 90 days’ advance written notice to the other Party.

4. Confidentiality. Consultant hereby acknowledges that, during the course of Consultant’s provision of the Services, the Company may disclose to Consultant proprietary or confidential information (“Protected Information”). The Protected Information is being made available by the Company for the sole purpose of conducting the business relationship contemplated by this Agreement. Consultant shall use the Protected Information only for the purpose of performing under this Agreement and shall make no other use of the Protected Information without the express prior written consent of the Company. This Section 4 shall survive the termination of this Agreement.

5. General.

A. Assignment, Delegation. Neither this Agreement nor any interest herein or obligation hereunder shall be assignable or delegable by Consultant. The Company reserves the right to assign its rights and obligations hereunder to any subsidiary, affiliate, or successor in interest of the Company.

B. Notice. Notice shall be deemed given upon receipt of hand delivery thereof by the Party to which it is delivered or upon placing the notice in the U.S. mail; so long as notice is given 90 days prior to termination.

Notices to the Consultant shall be addressed as follows:

Dale W. Polley

5104 Pickney Drive

Brentwood, TN 37027

Notices to the Company shall be addressed as follows:

CapStar Financial Holdings, Inc.

PO Box 305065

Nashville TN 37230

Attention: Chairman of the Board of Directors

C. Governing Law. This Agreement shall be construed and enforced in accordance with the law of the State of Tennessee.

D. Severability. This Agreement shall be severable such that the invalidity or unenforceability of any portion or provision of this Agreement shall in no way affect the validity or enforceability of any other portion or provision. If any portion or provision of this Agreement is held invalid or unenforceable, the balance of the Agreement shall be construed and enforced as if it did not contain such invalid or unenforceable portion or provision.

E. Waiver. The waiver of any breach of any term, covenant, or condition herein contained shall not be deemed to be a waiver of such term, covenant, or condition herein contained or constitute a course of conduct or dealing between the Parties.

F. Headings. The headings contained in this Agreement are for the convenience of the Parties and shall not change the meaning or construction of the Articles.

G. Entire Agreement. This Agreement contains the entire understanding of the Parties, superseding all prior or contemporaneous communications, agreements and understandings between the Parties with respect to the subject matter contained herein.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the Effective Date.

Consultant:

Dale W. Polley

By:	/s/ Dale W. Polley

Company:

CapStar Financial Holdings, Inc.

By:	/s/ Dennis C. Bottorff

Name: Dennis C. Bottorff

Title: Chairman of the Board of Directors

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